UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006
Diamond Management & Technology Consultants, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22125	36-4069408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
(Address of principal executive offices)
312-255-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Press Release

Item 2.02. Results of Operations and Financial Condition
The registrant issued a press release on August 3, 2006 announcing financial results for its first fiscal quarter ended June 30, 2006 and issuing guidance for the second quarter and fiscal year ended 2007. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
In the attached press release, the Company discloses free cash flow from continuing operations, which is a non-GAAP term, defined as net cash used in operating activities less capital expenditures and free cash flow from discontinued operations. Management believes that by providing more visibility on free cash flow and reconciling to net cash used in operating activities below, the Company provides a consistent metric from which the quality of its business may be monitored.
Amounts in thousands:

Three Months Ended
June 30, 2006
Reported net cash used in operating activities	$(306)
Deduct: Cash used for capital expenditures, net	(825)

Free cash flow from combined operations	(1,131)
Add back: Free cash flow from discontinued operations	1,069

Free cash flow from continuing operations	$(62)

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits:

Exhibit 99.1 – Press release dated August 3, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.

By:	/s/ Karl E. Bupp

Karl E. Bupp
Chief Financial Officer
August 3, 2006